                                                                 Exhibit 10.20.2



                             PURCHASE AND SALE AND
                       JOINT VENTURE AMENDMENT AGREEMENT


         This Purchase and Sale and Joint Venture Amendment Agreement ("Agreement") entered into as of July 23, 1997, by and between WELL SERVICES (MARINE) LIMITED, a Trinidad and Tobago private company ("Well Services"), and CLIFFS DRILLING TRINIDAD LIMITED, a Trinidad and Tobago private company ("Cliffs Trinidad").

                                R E C I T A L S

         I. Well Services and Cliffs Trinidad (collectively the "Partners") each own a fifty percent (50%) general partnership interest in WEST INDIES DRILLING JOINT VENTURE, a Trinidad and Tobago joint venture ("W.I. Drilling").

         II. W.I. Drilling owns a jack-up drill rig known as Southwestern Marine 4, which is currently under a 3-year drilling contract with Trinmar Limited, a Trinidad and Tobago company ("Trinmar").

         III. Well Services desires to sell, transfer and assign a further 49% interest in W.I. Drilling (the "Sold Interest") to Cliffs Trinidad, and Cliffs Trinidad wishes to purchase and accept the transfer of the Sold Interest.

         NOW, THEREFORE, in consideration of the premises and of the respective covenants, agreements, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                I.  PURCHASE AND SALE; ASSUMPTION OF LIABILITIES

         1.01. PURCHASE OF THE WELL SERVICES INTEREST. Subject to the terms and conditions hereinafter set forth, the following actions concerning the partnership interests in W. I. Drilling shall occur at the Closing (as defined in Section 1.05 hereof):

         (a) Well Services shall sell, transfer, assign, and deliver to Cliffs Trinidad, and Cliffs Trinidad shall purchase from Well Services, as of the Closing Date, the Sold Interest, free and clear of any and all liens, claims and encumbrances.

         (b) Cliffs Trinidad shall deliver to Well Services the Purchase Price, as defined in Section 1.04 hereof, for such Sold Interest, in immediately available funds by wire transfer to a bank account to be designated by Well Services.

         1.02. TERMINATION OF WELL SERVICES BENEFITS. As of the Closing Date, upon transfer of the Sold Interest, all of Well Services' benefits, rights and interests in, to and under the Sold Interest (the "Benefits") pursuant to the provisions of the joint venture agreement between Cliffs Trinidad and Well Services dated March 18, 1996, as amended by First Amendment to Joint Venture Agreement dated April 1, 1996 (the "Venture Agreement") shall immediately cease, except that the Partners hereby declare and agree that the remaining 1% interest in W.I. Drilling owned by Well Services ("Remaining Interest") shall retain a value of TEN DOLLARS ($10.00) ("Remaining Value"). Except for the Remaining Value, Well Services shall have no further rights or benefits, under the Venture Agreement, accruing to its Remaining Interest. The Purchase Price (defined in Section 1.05 below) paid by Cliffs Trinidad will be in full and final payment and satisfaction of all of the Sold Interest and the Benefits, and Wells Services will not be entitled to any further income, profits or distributions whatsoever attributable to the Sold Interest from W.I. Drilling or Cliffs Trinidad, except for any payments due under the Rig Management Agreement defined below.

         1.03. ASSUMPTION OF WELL SERVICES' LIABILITIES. In addition to the Purchase Price to be paid by Cliffs Trinidad, subject to the provisions of Sections 3.01 and 6.02, Cliffs Trinidad agrees to assume at the Closing, with effect from the Closing Date, all liabilities and obligations of Well Services to W. I. Drilling and to any third parties in connection with the ownership and benefits of the Sold Interest ("Ownership Obligations"), except for Well Services' obligations and duties as Rig Manager ("Manager") under the Rig Management Agreement ("Rig Management Obligations").

         1.04. CONSIDERATION. In consideration of the transfer of Sold Interest to Cliffs Trinidad at the Closing, Cliffs Trinidad shall pay to Well Services the amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000) ("Purchase Price") and shall assume all of the Ownership Obligations.

         1.05. CLOSING PLACE AND DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place with effect from 10:00 A.M., Trinidad time, on August 1, 1997 (the "Closing Date").

                    II.  TRANSFER OF WELL SERVICES INTEREST

         2.01. TRANSFER OF VENTURE ASSETS. On the Closing Date, Well Services shall transfer the Sold Interest to Cliffs Trinidad, free and clear of all liens, claims and encumbrances, in exchange for the Purchase Price.

         2.02. RIG MANAGEMENT AGREEMENT. After the Closing Date, the Rig Management Agreement executed by W. I. Drilling, Viking Trinidad Limited
(which interest was previously assigned to Cliffs Trinidad) and Well Services, dated as of May 1, 1996 ("Rig Management Agreement") shall continue in full force and effect as written. After such date, Well Services' agrees to perform and continue to perform all of the Rig Management Obligations and its duties and obligations as Rig Manager under the terms of the Rig Management Agreement, all of which terms and provisions shall survive the Closing.

         2.03.   AMENDMENT TO VENTURE AGREEMENT.

         (a) All capitalized terms used but not defined herein shall have the meaning given to them in the Loan Agreement. The Venture Agreement is hereby amended with effect as of and from the Closing Date, as follows:


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                 (i)      By deleting all reference in the Venture Agreement to
                          "Viking Trinidad Limited", "Viking", "Viking Supply Ships, A.S.", and "Viking Supply" and replacing such names in each case with "Cliffs Drilling Trinidad Limited" or "Cliffs", as appropriate, with the effect that the two partners to the Venture Agreement, as of and after the Closing Date, will be Cliffs Drilling Trinidad Limited ("Cliffs") and Well Services.

                 (ii) By deleting in its entirety the last sentence of the definition of "Percentage Interest" in Section 1.6 of the Venture Agreement and replacing it with the following:

                                  "The Percentage Interests of the Partners
                          shall be as follows:

                                           PARTNER          PERCENTAGE INTEREST
                                           -------          -------------------
                                           Cliffs                        99%
                                           Well Services                  1%

                                  ; provided, however, that, with effect from August 1, 1997, Well Services shall not be entitled to any further income or profits and shall not suffer or be subject to further losses of the Firm."

                 (iii) By generally amending the Venture Agreement, wherever relevant, to make it clear that, with effect from August 1, 1997, notwithstanding any other provision to the contrary therein contained, Well Services shall have no further benefits or rights, and shall be subject to no further losses or obligations under the Venture Agreement, except that its Percentage Interest shall retain a value of $10.00 but no more.

                 (iv) Section 5.2(a) shall be deleted in its entirety and replaced by the following:

                          (a) The Management Committee shall be composed of two (2) members appointed by Cliffs.

                 (v) By deleting any reference in Section 5.4 to Well Services as the Firm Manager, amending such Section to appoint Cliffs as Firm Manager in place of Well Services and making conforming changes throughout the Venture Agreement, if necessary, to reflect that Cliffs is the Firm Manager as of the Closing Date.

                 (vi)     By deleting Section 5.6 in its entirety.

                 (vii) By deleting Section 5.8 in its entirety and replacing it with the following:





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
                          The Firm Manager shall be Cliffs and the Firm shall be and continue to be bound by the terms and conditions of the Rig Management Agreement. The Manager under the Rig Management Agreement shall be Well Services until terminated by the Firm Manager.

                 (viii)   The references to Viking and the Viking addresses in
                          Section 10.3 are amended to read as follows:

                                  CLIFFS DRILLING TRINIDAD LIMITED
                                  c/o Stephanie Daly
                                  Pollonais & Blanc
                                  62 Sackville Street
                                  Port of Spain
                                  Trinidad, West Indies
                                  Telephone: (868) 623-5461
                                  Facsimile: (868) 625-8415

                          with a copy to:

                                  CLIFFS DRILLING COMPANY
                                  1200 Smith Street, Suite 300
                                  Houston, Texas 77002
                                  Telephone: (713) 651-9426
                                  Facsimile: (713) 951-0649
                                  Attn: Ed Guthrie

         (b) The remainder of the Venture Agreement not amended or supplemented hereby remains in full force and effect as written.

         (c) WELL SERVICES HEREBY SPECIFICALLY RELEASES AND RELINQUISHES ANY RIGHTS AND BENEFITS IT MAY HAVE IN THE MANAGEMENT OF W.I. DRILLING AND AS FIRM MANAGER OF W. I. DRILLING AND AGREES THAT IT HAS RECEIVED ADEQUATE CONSIDERATION FOR THE RELEASE AND RELINQUISHMENT OF RIGHTS AND BENEFITS HEREBY GIVEN AND FOR THE REDUCTION OF ITS PERCENTAGE INTEREST UNDER THE VENTURE AGREEMENT FROM 50% TO 1% WITH NO FURTHER RIGHT TO PARTICIPATE IN PROFITS OR LOSSES. Well Services gives this release and relinquishment of rights voluntarily.

         2.04. OPTION TO PURCHASE REMAINING INTEREST. Well Services hereby grants Cliffs Trinidad the absolute, irrevocable and unfettered right to purchase the Remaining Interest for a purchase price of Ten Dollars (U.S.$10.00) ("Final Payment"), exercisable by notice in writing from Cliffs Trinidad to Well Services at any time after the Closing. The purchase of the Remaining Interest shall be completed and closed, and the necessary transfer of the Remaining Interest executed and delivered to Cliffs Trinidad by Well Services, within five (5) days after receipt by Well Services from Cliffs Trinidad of (a) the notice from Cliffs Trinidad exercising its option herein granted (b) and the Final Payment (certified as having been received by messenger or courier service or by receipt returned to Cliffs Trinidad through the Trinidad





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
and Tobago postal service) ("Cliffs Closing Documents"). If, after proof in the manner set forth above of receipt by Well Services of the Cliffs Closing Documents, Well Services fails to respond to the exercise of the option to purchase by Cliffs Trinidad or fails to complete the sale of the Remaining Interest within the time limit above specified, the transfer and assignment of the Remaining Interest shall be deemed to occur immediately upon deposit by Cliffs Trinidad in the Trinidad and Tobago mails, of the Final Payment, addressed to Well Services at its address set out in the Venture Agreement. Upon closing of this purchase option, however same occurs, Well Services shall immediately cease to be a Partner with a 1% Percentage Interest in the Venture.

                      III.  REPRESENTATIONS AND WARRANTIES

         3.01. REPRESENTATIONS AND WARRANTIES OF WELL SERVICES. Well Services represents and warrants to Cliffs Trinidad as of the date of this Agreement and on the Closing Date, as follows:

         (a) Organization, Good Standing, Power. Well Services is a company duly organized, validly existing, and in good standing under the laws of Trinidad and Tobago with all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

         (b) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action of Well Services. This Agreement is a legal, valid, and binding obligation of Well Services, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (c) Title. Well Services shall transfer to Cliffs Trinidad at Closing, title to the Sold Interest, free and clear of all liens, pledges, encumbrances, charges, claims, security interests, and any other adverse claims.

         (d) No Conflicts. Neither the execution, delivery, or performance of this Agreement by Well Services, nor the consummation of the transactions contemplated hereby by Well Services (i) will constitute a violation of or default under, or conflict with, any note, bond, mortgage, indenture, deed of trust, lease, license agreement, or other instrument or obligation to which Well Services is a party or by which Well Services is bound, or constitute a violation of, or conflict with, any provision of Well Services' Memorandum and Articles of Association or any order, writ, injunction, decree, statute, rule, or regulation of any governmental, administrative, or regulatory body applicable to Well Services or (ii) will require any consent, approval, notice, or filing with respect to any of the foregoing.

         (e) No Defaults. Well Services is not in violation of any term or provision of the Joint Venture Agreement or the Rig Management Agreement; has performed its duties and obligations under the Rig Management Agreement and as Firm Manager in a professional and responsible manner; and has operated the Vessel and performed its duties as Firm Manager in compliance with all applicable laws, rules and regulations (including, but not limited to, the environmental and pollution laws of Trinidad and Tobago, the United States of America and all jurisdictions where the Vessel has been operated by Well Services as Firm Manager on behalf of W. I. Drilling).

         (f) Environmental Claims; Other Claims. There are, and Well Services has received, no outstanding notices of or processes concerning any claims, fines, penalties, adverse determinations, rulings or judgments, concerning the operation of the Vessel or the Venture business, from any court, tribunal, ministry or governmental or other regulatory authority with respect to (i) pollution of the air, water or environment, (ii) personal injury or death of any person,
                 (iii) any loss or claims for property damage, or (iv) any other claim whatsoever, any of which would or could have a material adverse effect on the Vessel or W. I. Drilling's business. "Material adverse effect" for the purposes of this Agreement shall mean an uninsured lien, claim, cost or loss in excess of $100,000.

         (g) Taxes. Well Services has paid or caused to be paid on behalf of W. I. Drilling, and as of the Closing Date will have paid, all taxes, fees and penalties due and owing on the Sold Interest, the Vessel and the W. I. Drilling's operations.

         (h) Insurance, Vessel Operations. Well Services has caused and as Rig Manager will continue to cause (i) the Vessel to be adequately insured for all perils and risks (including but not limited to hull damage, pollution, personal injury and property damage) which is normal and customary for a Vessel of this kind and (ii) the Vessel to be properly and regularly inspected by the appropriate regulatory authorities and as of the Closing Date the Vessel will have in effect a valid ABS +A1 Column Stabilized Drilling Unit Classification Certificate, or other equivalent certificate, with no material requirements or exceptions.

         3.02. REPRESENTATIONS AND WARRANTIES OF CLIFFS TRINIDAD. Cliffs Trinidad represents and warrants to Well Services as of the date of this Agreement and as of the Closing Date, as follows:

         (a) Organization, Good Standing, Power. Cliffs Trinidad is a company duly organized, validly existing and in good standing under the laws of Trinidad and Tobago with all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

         (b) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of Cliffs Trinidad. This Agreement is a legal, valid, and binding obligation of Cliffs Trinidad, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (c) No Conflicts. Neither the execution, delivery, or performance of this Agreement by Cliffs Trinidad, nor the consummation of the transactions contemplated hereby by it, will constitute a violation of or default under, or conflict with, any note, bond, mortgage, indenture, deed of trust, lease, license, agreement, or other instrument or obligation to which Cliffs Trinidad is a party or by which Cliffs Trinidad is bound or constitute a violation of or conflict with any provision of Cliffs Trinidad's Memorandum and Articles of Association, or similar corporate document, or any order, writ, injunction, decree, statute, rule, or regulation of any governmental, administrative or regulatory body applicable to Cliffs Trinidad or will require any consent, approval, notice, or filing with respect to the foregoing.

                      IV.  DISCLAIMER OF OTHER WARRANTIES

         4.01. WELL SERVICES INTEREST AND ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.01, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE TO, AND OF NO LIENS, LIABILITIES OR CLAIMS ON THE SOLD INTEREST, THE SOLD INTEREST IS TRANSFERRED BY WELL SERVICES WITH NO WARRANTY OR REPRESENTATION OF ANY OTHER KIND WITH RESPECT THERETO OR WITH RESPECT TO THE VESSEL.

                           V.  CONDITIONS TO CLOSING

         The Closing, sale and transfer of the Sold Interest to Cliffs Trinidad is subject to the following conditions:


         5.01. WELL SERVICES' CORPORATE DOCUMENTS. Well Services shall provide Cliffs Trinidad with the following corporate documentation:

         a. A certified copy of resolutions of the Well Services' Board of Directors, authorizing the sale of the Sold Interest at the Purchase Price stated above to Cliffs Trinidad, further ratifying the execution and delivery of this Agreement and authorizing specified officers of Well Services to sign the documents listed above and all other necessary documents required by this Agreement.

         b. A Certificate of Incumbency for the authorized signatories issued by the Secretary of Well Services.

         c. A certificate of ownership and encumbrance from the Liberian Bureau of Maritime Affairs showing no liens or encumbrances over the Vessel except in favor of Citibank N.A. ("Lender").


         5.02. CLIFFS TRINIDAD'S CORPORATE DOCUMENTS. Cliffs Trinidad shall provide Well Services with the following documentation:

         a. A certified copy of resolutions of its Board of Directors, authorizing the acceptance of the transfer of the Vessel, the purchase of the Sold Interest at the Purchase Price stated above and the assumption of the Liabilities, ratifying the execution and delivery of this Agreement and authorizing specified officers of Cliffs Trinidad to sign the documents listed above and all other necessary documents required by this Agreement.

         b. A Certificate of Incumbency for the authorized signatories issued by the Secretary of Cliffs Trinidad.

         5.03.   OTHER DOCUMENTS AND MATTERS.

                 Cliffs Trinidad shall deliver or cause to be delivered a release of the Guaranty dated May 2, 1996, as amended, executed by Well Services in connection with a loan in the original face amount of $8,500,000 from the Lender to W.I. Drilling, secured by a mortgage ("Mortgage") of the Vessel ("Citibank Loan").

         5.04. PURCHASE PRICE. Cliffs Trinidad shall pay and deliver the Purchase Price to Well Services.

                               VI.  MISCELLANEOUS

         6.01. TAXES, ETC. Any taxes, fees and expenses connected with the sale of the Well Services Interest and all transfer, stamp, sales, use, value added or other taxes of any nature whatsoever imposed by the Trinidadian government or any other governmental entity prior to or at the time of Closing shall be borne by Cliffs Trinidad.

         6.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY. THE REPRESENTATIONS AND WARRANTIES OF WELL SERVICES GIVEN IN THIS AGREEMENT SHALL SURVIVE THE CLOSING. FURTHERMORE WELL SERVICES AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS CLIFFS TRINIDAD AND W. I. DRILLING FOR A PERIOD OF TWELVE MONTHS FROM AND AFTER THE CLOSING DATE FROM AND AGAINST, AND SHALL PROMPTLY PAY TO CLIFFS TRINIDAD OR W.I. DRILLING, AS APPROPRIATE, THE FULL AMOUNT OF, ANY LOSS, CLAIM, DAMAGE, TAXES, AMOUNT OR EXPENSE, (INCLUDING ATTORNEYS' FEES) INCURRED BY CLIFFS TRINIDAD OR W.I. DRILLING, EITHER DIRECTLY OR INDIRECTLY, FROM (a) ANY BREACH OF OR INACCURACY IN THE REPRESENTATIONS AND WARRANTIES OF WELL SERVICES CONTAINED IN THIS AGREEMENT; AND (b) ANY LIABILITY, CLAIM, DEBT, OBLIGATION OR LOSS WHATSOEVER, ARISING OUT OF ANY INACCURACY OR CLAIM IN RESPECT OF THE MATTERS REFERENCED IN SECTION 3.01 ABOVE. IN ADDITION ALL REPRESENTATIONS, WARRANTIES, INDEMNITIES AND OBLIGATIONS OF WELL SERVICES AS RIG MANAGER UNDER THE RIG MANAGEMENT AGREEMENT, SHALL CONTINUE TO BIND WELL SERVICES UNTIL THE RIG MANAGEMENT AGREEMENT TERMINATES ACCORDING TO ITS TERMS.

         6.03.   ARBITRATION.     If any dispute (whether in contract or tort)
should arise in connection with the interpretation, fulfillment and performance of this Agreement, the sale and delivery of the Vessel, the Sold Interest or other Assets, the assumption of the Ownership Obligations and the performance of other acts and delivery of other documents required hereby, same shall be decided by arbitration in Houston, Texas in accordance with commercial arbitration rules of the American Arbitration Association ("AAA") and shall be referred to a single arbitrator to be appointed by AAA. All awards of the arbitrator shall be final and binding.

         The award tendered by the arbitrator shall be final and binding upon the parties and may, if necessary, be enforced by any court of competent jurisdiction or any other competent authority in the same manner as a judgment or order of such court or authority. The arbitrator may render an award for damages or specific performance, may award interest and attorneys' fees if so requested and may grant or order preliminary or injunctive relief to either party, as he or she sees fit. The arbitrator's and the AAA's fees and expenses shall be borne equally by the parties.

         This Agreement and all arbitration proceedings shall be governed, construed and interpreted by the rules of the AAA, laws of Trinidad and Tobago, and to the extent not inconsistent therewith, the common law of England, absent any conflicts of law rules which would require the laws of some other jurisdiction to be applied.

         The parties hereto agree that this Agreement and the performance of the parties hereunder is commercial in nature and any award of the arbitrator may be recognized and enforced against the losing party in any state or federal court of competent jurisdiction.

         6.04. SEVERABILITY. If any provision hereof is or becomes illegal, invalid or unenforceable under applicable law, such provision shall be fully severable, and the remaining provisions hereof shall continue in full force and effect.

         6.05. BINDING AGREEMENT; ASSIGNMENT. This Agreement is binding upon and inures to the benefit of each party and its respective successors and assigns; provided that Well Services may not assign any of its rights or obligations hereunder without the prior written consent of Cliffs Trinidad.

         6.06 EXPENSES. Cliffs Trinidad and Well Services shall each pay their own attorneys fees and expenses in connection with the negotiation, preparation and execution of this

Agreement and all other agreements and documents executed and delivered in connection herewith.

         6.07. ADDRESS FOR NOTICES. All notices shall be given by next day courier, receipt confirmed, or facsimile telecommunication, receipt verified, as follows:

         Sellers:                 WELL SERVICES (MARINE) LIMITED
                                  Otaheite Industrial Park
                                  South Oropouche
                                  Trinidad, West Indies
                                  Attn: Charles Brash
                                  Telephone: (809) 677-7475
                                  Facsimile: (809) 677-7003

         Buyers:                  CLIFFS DRILLING TRINIDAD LIMITED
                                  c/o Pollonais & Blanc
                                  62 Sackville St.
                                  Port of Spain
                                  Trinidad, W.I.
                                  Telephone: (868) 623-5461
                                  Facsimile: (868) 625-8415
                                  Attn: Stephanie Daly

         with a copy to:          CLIFFS DRILLING COMPANY
                                  1200 Smith Street, Suite 300
                                  Houston, Texas 77002
                                  Telephone: (713) 651-9426
                                  Facsimile: (713) 951-0649
                                  Attn: Edward Guthrie

         All notices shall be deemed to have been received as of the date set forth on the verification receipt.

         6.08. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts each of which shall constitute an original and all of which when read together shall constitute one and the same instrument.

                 Executed as of the 23rd day of July, 1997.

                                        CLIFFS DRILLING TRINIDAD LIMITED

                                        By:  /s/ Jim R. Wise
                                           ----------------------------
                                           Jim R. Wise
                                           Director

                                        WELL SERVICES (MARINE) LIMITED


                                        By:  /s/ Charles Brash
                                           ----------------------------
                                           Charles Brash
                                           Chairman





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